CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Forms S-3 Nos. 333-15445, 333-39383, 333-74473, 333-75719, and on Form S-4 No.
333-74809 of The FINOVA Group Inc. of our report dated January 19, 2000, with respect to the consolidated financial statements of The FINOVA Group Inc. included and incorporated by reference in this Annual Report Form 10-K for the year ended December 31, 1999.

March 7, 2000
/s/ Ernst & Young LLP
Phoenix, Arizona